Exhibit 5.1

October 18, 2017

RADCOM Ltd.
24 Raoul Wallenberg Street
Tel-Aviv 69719, Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

This opinion is furnished to you in connection with a Registration Statement on a Form F-3 (the “ Registration Statement”) being filed by RADCOM Ltd., an Israeli corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale, from time to time, by the Company of up to an additional  aggregate amount of $5,400,000 Ordinary Shares, par value NIS 0.20 per share of the Company (the “Shares”), which registration statement and incorporates by reference the contents of the registration statement on Form F-3 (File No. 333-210448) together, (the “Registration Statements”) all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have examined signed copies of the Registration Statements and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and the Company’s Memorandum of Association, as amended to date (together, the “Articles”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth. We also attended meetings of the board of directors of the company and relied on the resolutions passed in such meetings.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel.  This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statements.

Based upon and subject to the foregoing, we are of the opinion that when (i) specifically authorized for issuance by the Company’s Board of Directors (the “Authorizing Resolutions”); (ii) the Registration Statement has become effective under the Securities Act; (iii) if necessary, an appropriate prospectus supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder; (iv) the terms of the sale of the Shares have been duly established in conformity with the Articles and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Shares have been issued and sold as contemplated by the Registration Statement and any prospectus supplement, if applicable; and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value of the Shares, the Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to this firm in the section of the Registration Statement entitled “Legal Matters”.  In giving this consent we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Zysman, Aharoni, Gayer & Co., Law Offices
Zysman, Aharoni, Gayer & Co., Law Offices